                                    EXHIBIT A

                            Agreement of Joint Filing

     Each of the undersigned hereby agrees that they are filing jointly pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended, the Statement dated February 13, 1997, containing the information required by
Schedule 13G, for the shares of Common Stock of Polycom, Inc. which they each beneficially hold.



Dated:  February 13, 1997

Entities:
            Accel III L.P.
            Accel Japan L.P.
            Accel Investors '91 L.P.
            Accel III Associates L.P.
            Swartz Family Partnership L.P.

                                        By:  /s/ G. Carter Sednaoui
                                            ------------------------------------
                                            G. Carter Sednaoui, Attorney-in-fact
                                            for above-listed entities


Individuals:
            James W. Breyer
            Paul H. Klingenstein
            Arthur C. Patterson
            G. Carter Sednaoui
            James R. Swartz

                                 By: /s/ G. Carter Sednaoui
                                    --------------------------------------------
                                    G. Carter Sednaoui, Individually and as
                                   Attorney-in-fact for above-listed individuals